SUB-ITEM 77D

MFS Blended Research Global Equity Fund, MFS Blended Research International Equity Fund and MFS Blended Research Emerging Markets Equity Fund, series of MFS Series Trust IV, changed certain disclosure under "Principal Investment Strategies" as described in the supplement dated June 28, 2016 to such fund's then current prospectus as filed with the Securities and Exchange Commission via EDGAR on June 28, 2016 under Rule 497 under the Securities Act of 1933. Such description is hereby incorporated by reference.